Exhibit 1.1

4,000,000 Units

ORISUN ACQUISITION CORP.

UNDERWRITING AGREEMENT

_________, 2019

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

Orisun Acquisition Corp., a Delaware corporation (the “Company”), hereby confirms its agreement with Chardan Capital Markets, LLC, “Chardan”, or the “Representative”) and with the other underwriters named on Schedule A hereto, if any, for which the Representative is acting as representative (the Representative and the other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter”), as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 4,000,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3 below) of $9.40 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A. The Firm Units (and the Option Units (as hereinafter defined), if any) are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit. Each Firm Unit consists of one share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), one right (“Right”) to receive one-tenth of one share of Common Stock upon the consummation of a Business Combination (as defined below) and one redeemable warrant (“Warrant”), each Warrant entitling the holder thereof to purchase one-half (1/2) of one share of Common Stock. The shares of Common Stock, the Rights, and the Warrants included in the Firm Units will not be separately transferable until 90 days after the date hereof (the “Effective Date”) unless the Representative informs to Company of its decision to allow earlier trading, subject, however, to the Company filing a Current Report on Form 8-K (“Form 8-K”) with the Commission (as defined below) containing an audited balanced sheet reflecting the Company’s receipt of the gross proceeds of the Offering and the Private Placement (defined below) and issuing a press release announcing when such separate trading will begin. Each Warrant entitles the holder to purchase one-half (1/2) of one share of Common Stock at a price of $11.50 per full share during the period commencing on the later of (a) the closing of a Business Combination (as defined below), or (b) twelve (12) months from the date of the Prospectus (as defined below), and terminating on the fifth (5th) anniversary of the closing of a Business Combination. As used herein, the term “Business Combination” shall mean any acquisition by share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities by the Company.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the second (2nd) Business Day) following the commencement of trading of the Firm Units at the offices of the Representative, or at such earlier time and/or such other place as agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date through the facilities of Depository Trust Company (“DTC”) by wire transfer in Federal (same day) funds. $40,000,000, or $10.00 per Unit, of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.5) shall be deposited in the trust account established by the Company for the benefit of the public stockholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) by and between the Company and American Stock Transfer & Trust Company, LLC. Such amount includes an aggregate of up to $1,200,000 (or up to $1,380,000 if the Over-allotment Option is exercised in full), or $0.30 per Unit, payable to Chardan as Deferred Underwriting Commission in accordance with, and subject to adjustment pursuant to, Section 1.3 hereof, to be placed by the Underwriters in the Trust Account. The proceeds (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company on the Closing Date upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the DTC) for the account of the Representative. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Business Day” shall mean and day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

1.2. Over-Allotment Option.

1.2.1. Option Units. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 600,000 units (the “Option Units”) from the Company (the “Over-allotment Option”). Such Option Units shall be identical in all respects to the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock, the Rights, and Warrants included in the Units, and the shares of Common Stock issuable upon conversion of the Rights and exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for the Option Units (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3 below) will be $9.40 per Option Unit. The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail, facsimile transmission or e-mail transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date, which date shall not be earlier than the Closing Date or later than five (5) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place or in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3. Payment and Delivery. Delivery and payment for the Option Units shall be made at 10:00 AM, New York time, on the Option Closing Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Option Units shall be made at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the sum of $9.40 per Option Unit in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Representative. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request not less than two (2) Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full Business Day prior to such Closing Date or Option Closing Date.

1.3. Deferred Underwriting Commission. The Underwriters agree that 3.0% of the gross proceeds from the sale of the Firm Units ($1,200,000) and 3.0% of the gross proceeds from the sale of the Option Units (up to $180,000) (collectively, the “Deferred Underwriting Commission”) will be deposited in and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to Chardan for its own account upon consummation of the Business Combination. The Deferred Underwriting Commission is due and payable only to Chardan. In the event that the Company is unable to consummate a Business Combination and American Stock Transfer & Trust Company, LLC, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Underwriters agree that: (i) the Underwriters hereby forfeit any rights or claims to the Deferred Underwriting Commission any Underwriter may have; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the public stockholders.

1.4. Representative’s Purchase Option.

1.4.1. Purchase Option. As additional consideration, the Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date, and on each Option Closing Date, as applicable, an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 300,000 units, or 345,000 Units if the over-allotment option is exercised in full (the “Representative’s Units”) for an aggregate purchase price of $100.00. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing the later of (i) the closing of the Business Combination, or (ii) six (6) months from the Effective Date, and expiring five (5) years from the Effective Date, for cash or on a cashless basis, at an initial exercise price per Representative’s Unit of $11.50, which is equal to one hundred and fifteen percent (115%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the shares of Common Stock included in the Representative’s Units, the Rights included in the Representative’s Units (the “Representative’s Rights”) and the Warrants included in the Representative’s Units (the “Representative’s Warrants”) and the shares of Common Stock issuable pursuant to the terms of the Representative’s Rights and the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first six (6) months after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option and that all Representative’s Securities will be subject to compliance with FINRA Rule 5110(f)(2) and (g).

1.4.2. Delivery and Payment. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date and the Option Closing Date, as applicable. The Company shall deliver to the Representative (and/or its designees) upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

1.5. Private Placements.

1.5.1. Insider Shares. In December 2018, the Company issued to Everstone Investments LLC (the “Sponsor”) and the Company’s officers and directors (collectively, the “Initial Stockholders”) an aggregate of 1,150,000 Shares (the “Insider Shares”), pursuant to subscription agreements entered into by the Company and the Initial Stockholders (the “Insider Share Subscription Agreements”) in a private placement intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the sale of the Insider Shares. The Insider Shares shall be held in escrow and subject to restrictions on transfer as set forth in the Escrow Agreement (as defined in Section 2.26.4 below). The Initial Stockholders shall have no right to any liquidation distributions with respect to any portion of the Insider Shares in the event the Company fails to consummate a Business Combination within the required time period. The Initial Stockholders shall not have conversion rights with respect to the Insider Shares nor shall the Initial Stockholders be entitled to sell such Insider Shares to the Company in any tender offer in connection with a proposed Business Combination. If the Over-allotment Option is not exercised by the Underwriters in full or in part, the Sponsor shall forfeit such number of Insider Shares, up to a maximum of 150,000 Insider Shares, as is necessary to maintain the Initial Stockholders’ 20% beneficial ownership in the Common Stock after giving effect to the Offering and the exercise, if any, of the Underwriters’ Over-allotment Option, but excluding the issuance of the Placement Units.

1.5.2. Placement Units. Simultaneously with the Closing, the Sponsor and Chardan shall purchase from the Company, pursuant to the Subscription Agreements (as defined in Section 2.26.2 hereof) an aggregate of 220,000 units (the “Placement Units”) at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”). The Placement Units, the shares of Common Stock included in the Placement Units, the Rights included in the Placement Units (the “Placement Rights”), the Warrants included in the Placement Units (the “Placement Warrants”) and the shares of Common Stock underlying the Placement Rights and the Placement Warrants are hereinafter referred to collectively as the “Placement Securities.” Each Placement Unit shall be identical to the Units sold in the Offering except that the Placement Warrants shall be non-redeemable by the Company and may be exercised for cash or on a cashless basis, as described in the Prospectus, in each case so long as the Placement Warrants continue to be held by the initial purchasers of the Placement Warrants or their permitted transferees (as described in the Subscription Agreements, the Warrant Agreement (as defined in Section 2.24 hereof), and FINRA Rule 5110(g)(2)). There will be no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Securities.

1.5.3. Additional Placement Units. Simultaneously with the Option Closing, Sponsor and Chardan shall purchase from the Company pursuant to the Subscription Agreements (as defined in Section 2.26.2 hereof) an additional number of units (up to a maximum of 18,000 units in the aggregate), pro rata with the percentage of the Over-allotment Option exercised by the Representative, so that at least $10.00 per Unit sold to the public in the Offering is held in trust regardless of whether the over-allotment option is exercised in full or part (the “Additional Placement Units”), at a purchase price of $10.00 per Additional Placement Unit in a private placement (the “Additional Private Placement”). The Additional Placement Units, the shares of Common Stock, the Rights included in the Additional Placement Units (the “Additional Placement Rights”), the Warrants included in the Additional Placement Units (the “Additional Placement Warrants”) and the shares of Common Stock issuable upon conversion of the Additional Placement Rights and exercise of the Additional Placement Warrants are hereinafter referred to collectively as the “Additional Placement Securities.” Each Additional Placement Unit shall be identical to the Units sold in the Offering except that the Additional Placement Warrants shall be non-redeemable by the Company and may be exercised for cash or on a cashless basis, as described in the Prospectus, in each case so long as the Additional Placement Warrants continue to be held by the initial purchasers of the Additional Placement Warrants or their permitted transferees (as described in the Subscription Agreement and the Warrant Agreement (as defined in Section 2.22 hereof)). There will be no placement agent in the Additional Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Additional Placement Securities.

1.6. Working Capital; Trust Account Proceeds.

1.6.1. Working Capital. Upon consummation of the Offering, approximately $500,000 of the net proceeds from the sale of the Units and Placement Units shall be released to the Company to fund the working capital requirements of the Company.

1.6.2. Trust Account Proceeds. Interest income on the funds held in the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company, all as more fully described in the Prospectus.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-[_______]), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means 5:00 p.m., New York City time, on the date of this Agreement. If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering the Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, the Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-[______], providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the shares of Common Stock, the Rights, and the Warrants. The registration of the Units, shares of Common Stock, Rights, and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, Etc. Neither the Commission nor, to the best of the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time the Registration Statement became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any Preliminary Prospectus or the Prospectus, nor any amendment or supplement thereto, on their respective dates, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading. When any Preliminary Prospectus was or will be filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Regulations) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. It is understood the following identified statements set forth in the Prospectus under the heading “Underwriting” constitute, for the purposes of this Agreement, information furnished by the Representative with respect to the Underwriters: (i) the table of underwriters in the first paragraph of “Underwriting”, (ii) the first paragraph of the Underwriting subsection “Pricing of this Offering” and (iii) the Underwriting subsections “Regulatory Restrictions on Purchase of Securities” and “Selling Restrictions.”

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Except as contemplated in the Prospectus or specifically stated therein, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and/or the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

2.4.2. Recent Securities Transactions, Etc. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5. Independent Accountants. Marcum LLP (“Marcum”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the best of the Company’s knowledge, Marcum is duly registered and in good standing with the PCAOB. Marcum has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, prospects, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus, if any, are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date of the Prospectus and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, Etc.

2.8.1. Outstanding Securities. All issued and outstanding Insider Shares have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding Insider Shares conform to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus, and the Prospectus. All offers, sales, and any transfers of the outstanding Insider Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

2.8.2. Securities Sold. The Shares underlying the Units, Rights, Warrants, the Representative’s Purchase Option, the Representative’s Rights and the Representative’s Warrants have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, the Warrant Agreement, the Representative’s Purchase Option and the Rights Agreement, as applicable, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Public Securities and the Representative’s Purchase Option, and the underlying securities, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Representative’s Purchase Option, and the underlying securities, has been duly and validly taken.  The Public Securities and the Representative’s Purchase Option, and the underlying securities, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus, and the Prospectus, as the case may be. When issued, the Units, the Warrants, the Rights, the Representative’s Purchase Option, the Representative’s Rights and the Representative’s Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.8.3. Placement Securities. The Shares underlying the Placement Units, the Additional Placement Units, the Placement Rights, the Additional Placement Rights, the Placement Warrants and the Additional Placement Warrants have been duly authorized and reserved for issuance and when issued and paid for in accordance with the terms of the Subscription Agreements, the Placement Warrants, the Additional Placement Warrants, the Placement Rights and the Additional Placement Rights, as applicable, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Placement Securities and the Additional Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate actions required to be taken for the authorization, issuance and sale of the Placement Securities and the Additional Placement Securities have been duly and validly taken. When issued, the Placement Units, the Additional Placement Units, the Placement Warrants, the Additional Placement Warrants, the Placement Rights and the Additional Placement Rights will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.8.4. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Insider Share Subscription Agreements, the Insider Letters (as defined in Section 2.26.1 below, the Warrant Agreement (as defined in Section 2.24 hereof), the Trust Agreement, the Subscription Agreements (as defined in Section 2.26.2 hereof), the Rights Agreement (as defined in Section 2.25), the Registration Rights Agreement (as defined in Section 2.26.3 hereof); and the Escrow Agreement (as defined in Section 2.26.4 hereof) (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, Etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets.

2.12. No Defaults; Violations. No material default or violation exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise material agreement, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Preliminary Prospectus and the Prospectus. The disclosures in the Registration Statement and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Prospectus, except with respect to applicable foreign, federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Initial Stockholders and each of the Company’s officers and directors (the “Respondents”) and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the Initial Stockholders and each officer or director, to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or any of the Respondents or, to the best of the Company’s knowledge, the Initial Stockholders, which has not been disclosed in the Registration Statement, the Questionnaires, the Preliminary Prospectus and the Prospectus.

2.16. Good Standing. The Company has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

2.17. No Contemplation of a Business Combination. Prior to the date hereof, neither the Company nor any Respondent has, and as of the Closing Date, the Company and such Respondents will not have: (a) had any specific Business Combination under consideration or contemplation; or (b) any substantive interactions or discussions with respect to effecting any potential Business Combination with the Company. Prior to the date hereof, there have been no communications, evaluations or discussions between any of the Company or a Respondent and any contact or relationship regarding any prospective target business which the Company may seek to acquire (each, a “Target Business”). Additionally, neither the Company nor any Respondent has engaged or retained any agent or other representative to identify or locate a Target Business.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. To the Company’s knowledge, all information contained in the questionnaires (the “FINRA Questionnaires”) completed by each of the Respondents and provided to the Representative, as such FINRA Questionnaires may have been updated from time to time and confirmed by each of the Respondents, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become inaccurate and incorrect.

2.18.2 Except as described in the Preliminary Prospectus and/or the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Respondent with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Respondents that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.3. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than payments to the Representative.

2.18.4. No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA. No Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.5. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent is an owner of stock or other securities of any member of FINRA (other than securities purchased in the open market).

2.18.6. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent has made a subordinated loan to any member of FINRA.

2.18.7. No proceeds from the sale of the Public Securities, Placement Units or Additional Placement Units (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

2.18.8. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement with the Commission, except as disclosed in the Registration Statement, the Preliminary Prospectus, and the Prospectus.

2.18.9. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement with the Commission has any relationship or affiliation or association with any member of FINRA.

2.18.10. To the Company’s knowledge, no FINRA member intending to participate in the Offering has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.11. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

2.19. Taxes.

2.19.1. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.19.2. The Company has filed all U.S. federal, state, and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine, or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

2.20. Foreign Corrupt Practices Act. Neither the Company nor the Initial Shareholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21. Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit, or proceeding by or before any court or governmental agency, authority, body, or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.22. Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, nor to the Company’s knowledge, any Respondent, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants, the Representative’s Warrants, the Placement Warrants and the Additional Placement Warrants with American Stock Transfer & Trust Company, LLC, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.25. Rights Agreement. The Company has entered into a rights agreement with respect to the Rights, the Representative’s Rights, the Placement Rights and the Additional Placement Rights with American Stock Transfer & Trust Company, LLC, substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.26. Agreements With Officers, Directors and Initial Stockholders.

2.26.1. Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as exhibits to the Registration Statement (the “Insider Letter”), pursuant to which each of the officers, directors and Initial Stockholders of the Company agree to certain matters.

2.26.2. Subscription Agreements. Sponsor and Chardan have executed and delivered subscription agreements, the form of which is attached as an exhibit to the Registration Statement (the “Subscription Agreements”), pursuant to which Sponsor and Chardan, among other things, will purchase an aggregate of 220,000 Placement Units (and up to 18,000 Additional Placements Units if the over-allotment is exercised in full) in the Private Placement (and, if applicable, the Additional private Placement). Pursuant to the Subscription Agreements, all of the proceeds from the sale of the Placement Units and the Additional Placement Units will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement prior to the Closing.

2.26.3. Registration Rights Agreement. The Company and the Initial Stockholders have entered into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby the parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.26.4. Escrow Agreement. The Company has caused the Initial Stockholders to enter into an escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, LLC substantially in the form filed as an exhibit to the Registration Statement, whereby the Insider Shares will be held in escrow during the period in which they are subject to the transfer restrictions as set forth in the Prospectus. During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except as otherwise set forth in the Escrow Agreement) but will retain the right to vote any such shares of Common Stock. To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Initial Stockholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party.

2.26.5. Non-Competition/Solicitation. To the Company’s knowledge, no Respondent is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect such Respondent’s ability to be and act in the capacity of a director or officer of the Company, as applicable.

2.27. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering, the Private Placement and the Additional Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.28. Covenants Not to Compete. The officers and directors of the Company are not subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect its ability to be an employee, officer or director of the Company.

2.29. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

 2.30. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.31. Investment Company Act. The Company is not required, and upon the issuance and sale of the Public Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.32. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and/or the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.33. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.34. Sarbanes-Oxley. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.35. Nasdaq Eligibility. As of the Effective Date, the Public Securities have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance and evidence of satisfactory distribution. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, the Nasdaq Marketplace Rules, as amended.

2.36. Emerging Growth Status. From the date of the Company’s formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act.

2.37. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.38. Trading of the Public Securities on the Nasdaq Capital Market. As of the Effective Date and the Closing Date, the Public Securities will have been authorized for listing on the Nasdaq Capital Market and no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to effect, the listing of the Public Securities on the Nasdaq Capital Market.

2.39. Definition of “Knowledge”. As used herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s executives officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2. Filing of Final Prospectus. The Company will promptly file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Trust Account is to be liquidated, the Company will use its best efforts to maintain the registration of the Units, shares of Common Stock, Rights (until the Business Combination) and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, shares of Common Stock, Rights (until the Business Combination), and Warrants prior to the Business Combination without the prior written consent of the Representative.

3.2.4. Free-Writing Prospectus. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act

3.2.5. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.2.6. Blue Sky Filing. Unless the Public Securities are listed on the Nasdaq Capital Market or another national securities exchange, the Company, at its expense, will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.2.7. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.3. Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, or its counsel, makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus and/or the Prospectus in order to make the statements therein, (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.4. Review of Financial Statements. Until the earlier of five (5) years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement or filing of quarterly financial information, if any.

3.5. Affiliated Transactions.

3.5.1. Business Combination. The Company will not consummate a Business Combination with an entity that is affiliated with any Respondent unless, in each case, (i) the Company obtains an opinion from an independent investment banking firm or another independent firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.5.2. Compensation. The Company shall not pay any officer, director or Initial Stockholder, or any of their affiliates, any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the Offering or the consummation of a Business Combination; provided that the officers, directors and Sponsor shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred on the Company’s behalf, which includes an aggregate of $[______] in loans which were made to the Company prior to the effective date of the Registration Statement and expenses incurred by them in connection with seeking and consummating a Business Combination as described in the Registration Statement.

3.6. Secondary Market Trading. In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will (i) apply to be included in Mergent, Inc. Manual for a period of five (5) years from the consummation of a Business Combination, (ii) take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in such jurisdictions and (iii) take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign entity doing business in such jurisdiction.

3.7. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

3.8. Reports to the Representative.

3.8.1. Periodic Reports, Etc. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K and any Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five (5) copies of each registration statement filed by the Company with the Commission under the Act; and v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this section.

3.8.2. Transfer Sheets. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is dissolved, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”). In the event the Public Securities are not listed on the Nasdaq Capital Market or another national securities exchange, the Company will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. American Stock Transfer & Trust Company, LLC is an acceptable Transfer Agent to the Representative.

3.8.3. Trading Reports. If the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market) or a market operated by the OTC Market Group Inc. (or similar publisher of quotations), then during such time the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the OTC Market Group Inc. relating to price trading of the Public Securities, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, if the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide Chardan a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.9. Disqualification of Form S-1. For a period equal to seven (7) years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Purchase Option and the securities underlying the Representative’s Purchase Option under the Act.

3.10. Payment of Expenses.

3.10.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing (including the payment of postage with respect to such mailing) and delivering the Registration Statement, the Preliminary Prospectus and final Prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (iii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock, Warrants and Rights included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon; (iv) if the Public Securities are not listed on the Nasdaq Capital Market or such other national securities exchange, the qualification of the Public Securities under state or foreign securities or Blue Sky laws specified by Representative, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, and fees and disbursements for counsel of Representative’s choice retained for such purpose; (v) filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering; (vi) filing fees incurred in registering the Offering with FINRA; (vii) fees and expenses of counsel to the Underwriters for clearing FINRA in an amount equal to $20,000; (viii) fees and disbursements of the registrar and transfer and rights and warrant agent; (ix) the Company’s expenses associated with “due diligence” meetings arranged by the Representative (none of which will be received or paid on behalf of an “underwriter and related person” as such term is defined in Rule 5110 of FINRA’s Rules); (x) all costs and expenses associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips; (xi) all fees, expenses and disbursements relating to background checks of the Company’s directors, director nominees and executive officers; (xii) the preparation of leather bound volumes and lucite cube mementos in such quantities as the Underwriter may reasonably request and (xiii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10.1 that the Underwriters have notified the Company about on or prior to the Closing Date . The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth above to be paid by the Company to the Representative and others, as agreed to by the Company in writing; provided, however, that such fees and expenses deducted from the net proceeds of the Offering payable to the Company shall not exceed $150,000 in the aggregate. If the Offering is not consummated for any reason whatsoever, except as a result of the Representative’s or any Underwriter’s breach or default with respect to any of its obligations described in this Agreement, then the Company shall reimburse the Representative for its out-of-pocket accountable expenses actually incurred by the Representative, including, without limitation, its legal fees (less any amounts previously paid), up to an aggregate amount of $150,000. It is acknowledged that the Company has already paid $50,000 to the Representative, which payment shall be credited against the aggregate amount of $150,000. To the extent that the Representative’s out-of-pocket expenses are less than this advance, the Representative shall refund the excess to the Company.

3.10.2. Fee on Termination of Offering. Notwithstanding anything contained herein to the contrary, upon termination of the Offering the Company shall: (A) reimburse the Representative for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 3.10.1 above, as applicable, and (B) reimburse the Representative for the full amount of its accountable out-of-pocket expenses actually incurred to such date (which shall include, but shall not be limited to, all fees and disbursements of the Representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative in conducting its due diligence, including background checks of the Company’s officers and directors), up to an aggregate amount of $150,000, less the amounts previously paid and any amounts previously paid to the Representative in reimbursement for such expenses.

3.11. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13. Notice to FINRA.

3.13.1. Assistance with Business Combination. For a period of ninety (90) days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to the Representative: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Upon the Company’s delivery of the Business Combination Information to the Representative, the Company hereby expressly authorizes the Representative to provide such information directly to FINRA as a result of representations the Representative has made to FINRA in connection with the Offering.

3.13.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify the Representative.

3.14. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, officers, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15. Internal Controls. From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16. Accountants. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain Marcum or other independent public accountants reasonably acceptable to the Representative.

3.17. Form 8-K. The Company has retained Marcum to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. If the Over-Allotment Option has not been exercised on the Effective Date, the Company will also file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-allotment Option.

3.18. FINRA. Until the Option Closing Date, if any, the Company shall advise the Representative if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.19. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.20. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as set forth in the Trust Agreement as in effect on the date hereof and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding, or trading securities.

3.21. Business Combination Announcement. Within four (4) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be issued by a press release service announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriter in the Offering and also indicating the name and location of any other financial advisors engaged by the Company as a merger and acquisitions advisor. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not issue the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

3.22. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without Chardan’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date.

3.23. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the Effective Date, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.24 Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.25. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants, the Placement Warrants, the Representative’s Purchase Option, Representative’s Warrants, the Placement Warrants and the Additional Placement Warrants, and upon conversion of Rights, Placement Rights, Additional Placement Rights and Representative’s Rights and the outstanding from time to time.

3.26. Private Placement Proceeds. On or prior to the Effective Date, the Company shall cause to be deposited $1,200,000 of proceeds from the Private Placement into the Trust Account. On the Option Closing Date, if any, the Company shall cause to be deposited an amount of additional proceeds from the Additional Private Placement into the Trust Account such that the amount of funds in the Trust Account shall be $10.00 per Public Share sold in the Offering.

3.27. No Amendment to Charter.

3.27.1. Prior to the closing of a Business Combination, the Company covenants and agrees it will not seek to amend or modify the Charter Documents without the prior approval of its Board of Directors and the affirmative vote of at least 65% of the voting power of the shares of Common Stock.

3.27.2. The Company acknowledges that the purchasers of the Firm Units and Option Units in this Offering shall be deemed to be third party beneficiaries of this Section 3.26.

3.27.3. The Representative and the Company specifically agree that this Section 3.27.1 shall not be modified or amended in any way without the approval of at least 65% of the voting power of the shares of Common Stock.

3.28. Financial Printer. The Company shall retain a financial printer, reasonably acceptable to the Representative, for the purpose of facilitating the Company’s EDGAR filings and the printing of the Preliminary Prospectus and Prospectus.

3.29. Listing on the Nasdaq Capital Market. The Company will use commercially reasonable efforts to maintain the listing of the Public Securities on the Nasdaq Capital Market or another national securities exchange until the earlier of five (5) years from the Effective Date or until the Public Securities are no longer registered under the Exchange Act.

3.30. Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of a Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to Chardan, in accordance with Section 1.3.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Ellenoff Grossman & Schole LLP.

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance notice from FINRA that it has no objections to the proposed terms and arrangements of the underwriting and the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. No Commission Stop Order. At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4. No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof, if any, shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5. The Nasdaq Capital Market. By the Effective Date, the Securities shall have been approved for trading on the Nasdaq Capital Market.

4.2. Company Counsel Matters.

4.2.1. Opinion of Counsel. On the Closing Date and each Option Closing Date, the Representative shall have received the favorable opinion of Loeb & Loeb LLP, counsel to the Company, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative. The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, final Preliminary Prospectus, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, final Preliminary Prospectus and the Prospectus (except as otherwise set forth in such opinion), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement, final Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules and other financial and statistical data included in the Registration Statement, final Preliminary Prospectus or the Prospectus or matters relating to the sale of securities in any jurisdiction outside the U.S.).

4.2.2. Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative from Marcum dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

4.3.1. Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2. Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

4.3.3. Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus; or (b) at a date immediately prior to the Effective Date or Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the March 31, 2019 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 31, 2019 to a specified date immediately prior to the Effective Date or Closing Date, as the case may be, there were any changes in revenues, net earnings (losses), or net earnings (losses) per share of Common Stock, in each case as compared with the Statement of Operations for the period from March 31, 2019 (inception) to March 31, 2019 included in the Registration Statement, or, if there was any such change, setting forth the amount of such change;

4.3.4. Stating they have compared specific dollar amounts, numbers of shares, percentages of earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with the standards of the PCAOB) set forth in the letter and found them to be in agreement; and

4.3.5. Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying: (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and the Nasdaq Stock Market; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or the Initial Stockholders before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect on the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Rights Agreement, all of the Insider Letters, the Subscription Agreements, the Registration Rights Agreement and the Escrow Agreement.

4.6.2. Placement Units. On the Closing Date and the Option Closing Date, as applicable, the Placement Units and the Additional Placement Units, respectively, shall have been purchased as provided for in the Subscription Agreements and the purchase price for such securities shall be deposited into the Trust Account.

4.6.3. Closing Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers, partners and employees and each person, if any, who controls any such Underwriter or Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its counsel, against any and all loss, liability, claim, damage, and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act, or any other foreign, federal, state, or local statute, law, rule, regulation, or ordinance or at common law or otherwise or under the laws, rules, and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus relating to any of the Public Securities; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency or Nasdaq (in each case other than statements contained in the section captioned “Selling Restrictions”); or (iv) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the information described in the last clause of the last sentence of Section 2.3.1.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage, or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim, or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof. The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus.

5.1.2. Procedure.  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) counsel to such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and its counsel, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the information described in the last clause of the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3. Contribution.

Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act, or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5 but is unavailable, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Company and the Representative to purchase said Firm Units or Option Units on such terms. In the event neither the Company nor the Representative arranges for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1. Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into shares of Common Stock, or any class of shares which participate in any manner in the Trust Account or which vote as a class with the shares of Common Stock on a Business Combination.

7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) unless and until such Target Business acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $40,000,000 for the benefit of the public stockholders, and that (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company further agrees that it will use all reasonable efforts, prior to obtaining the services of any vendor, to obtain a written acknowledgment from such vendor, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) such vendor has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $40,000,000 for the benefit of the public stockholders, and that (ii) for and in consideration of the Company agreeing to engage the services of the vendor, such vendor agrees that it does not have any Claim and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

7.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed among the Initial Stockholders, the officers and directors of the Company, and the Company or the Subscription Agreements and will not allow any amendments to, or waivers of, such Insider Letters or the Subscription Agreements without the prior written consent of the Representative.

7.4. Charter Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in material breach or violation of any of the Charter Documents. Except as provided in Section 3.27, prior to the consummation of a Business Combination, the Company will not amend any of the Charter Documents, without the prior written consent of the Representative.

7.5. Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide counsel to the Representative with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other State in which the Offering was registered, such information as may be required by such State.

7.6. Acquisition/Liquidation Procedure. The Company agrees that it will comply with the Charter Documents in connection with the consummation of a Business Combination or the failure to consummate a Business Combination within 12 months from the Effective Date (subject to extension for three additional three month periods, as described in the Prospectus).

7.7. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8. Presentation of Potential Target Businesses. The Company shall cause the Company’s officers, directors and Initial Stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Company’s officers, directors and Initial Stockholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary obligations the Initial Stockholders might have.

7.9 Target Fair Market Value. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any taxes owed) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business meets such fair market value requirement, the Company will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of Target Business the Company is seeking to acquire. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

7.10. Right of First Refusal.

7.10.1. General. The Company agrees that if the Firm Units are sold in accordance with the terms of this Underwriting Agreement, and for a period of eighteen (18) months from the closing of a Business Combination, except with respect to the offering described in Section 7.10.2 below, the Company shall grant the Representative the right of participation to act as a lead underwriter or co-manager with at least 30% of the economics, or in the case of a three handed deal, 20% of the economics, for any and all future public and private equity and debt offerings of the Company or any successor to or any subsidiary of the Company during such eighteen (18) month period. The Representative’s failure to exercise its right of participation with respect to any particular proposal shall not affect its right of participation relative to future proposals. Notwithstanding the foregoing, the Representative’s right of participation under this Section 7.10.1 shall expire upon the third anniversary of the effective date of the Registration Statement.

7.10.2. Certain Initial Public Offering. The Company agrees that if the Firm Units are sold in accordance with the terms of this Underwriting Agreement, the Company shall grant the Representative the right of participation to act as a lead underwriter, for the first initial public offering on the terms substantially similar to the Offering sponsored by the Company or any successor or subsidiary of the Company. Notwithstanding the foregoing, the Representative’s right of participation under this Section 7.10.2 shall expire upon the third anniversary of the effective date of the Registration Statement.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Units to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or an initiation or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.3. Expenses.  In the event that the Offering is not consummated for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof and (ii) the Company shall reimburse the Representative for any costs and expenses incurred in connection with enforcing any provisions of this Agreement.

9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by certified mail (with return receipt), delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF, and shall be deemed given when so mailed, delivered, or faxed or transmitted (or if mailed, three days after such mailing):

If to the Representative:

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

Attn.: George Kaufman

Email: gkaufman@chardancm.com

Fax: (646) 465-9039

Copy to (which copy shall not be deemed to constitute notice to the Representative):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq. and Ari Edelman, Esq.

Email: sneuhauser@egsllp.com and aedelman@egsllp.com

Fax: (212) 370-7889

If to the Company:

Orisun Acquisition Corp.

555 Madison Avenue, Room 543

New York, NY 10022

Attn: Wei Chen, Chief Executive Officer

Email: [___________]

Copy to (which copy shall not be deemed to constitute notice to the Company):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Mitchell S. Nussbaum, Esq. and Giovanni Caruso, Esq.

Email: gcaruso@loeb.com

Fax: (212) 407-4000

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6. Governing Law, Venue, etc.

10.6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Representative and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2. Each of the Representative and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representative mailed by certified mail to the Representative’s addresses shall be deemed in every respect effective service process upon the Representative, in any such suit, action or proceeding.

10.6.3. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ORISUN ACQUISITION CORP.

By:
Name:
Title:

Agreed to and accepted on the date first above written.

CHARDAN CAPITAL MARKETS, LLC, as Representative of the several Underwriters

By:
Name:	George Kaufman
Title:	Managing Director

SCHEDULE A

ORISUN ACQUISITION CORP.

Underwriter	Number of Firm Units to be Purchased
Chardan Capital Markets, LLC

TOTAL	4,000,000

SCHEDULE B

[Investor Presentation dated [_____] 2019]

EXHIBIT A

Form of Target Business Letter

Orisun Acquisition Corp.

[●]

[●]

Attn: [●]

Gentlemen:

Reference is made to the Final Prospectus of Orisun Acquisition Corp. (the “Company”), dated [______], 2019 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $40,000,000 for the benefit of the “public stockholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a business combination or other form of acquisition with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

Orisun Acquisition Corp.

[●]

[●]

Attn: [●]

Gentlemen:

Reference is made to the Final Prospectus of Orisun Acquisition Corp. (the “Company”), dated [______], 2019 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account”, initially in an amount of at least $40,000,000 for the benefit of the “public stockholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to use the products or services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

EXHIBIT C

Form of Director/Officer Letter

Orisun Acquisition Corp.

[●]

[●]

Attn: [●]

Gentlemen:

The undersigned officer or director of Orisun Acquisition Corp. (the “Company”) hereby acknowledges that the Company has established the “trust account”, initially in an amount of at least $40,000,000 for the benefit of the “public stockholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) interest earned by the trust account that may be released to the Company from time to time to fund the Company’s working capital and general corporate requirements, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

The undersigned hereby agrees that, except for its liquidation rights with respect to any Units and/or Shares of Common Stock acquired in the Offering or in the aftermarket, it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Signature of Officer/Director